R.R.A. I20-1

International Business Companies Regulations

R.S.A. c. I20

FORM 11

Anguilla

INTERNATIONAL BUSINESS COMPANIES ACT

(Section 93(1))

ARTICLES OF CONTINUANCE

1.

Name of Company:

Eurasia Energy Limited

2.

Name under which the company is to be continued:

Eurasia Energy Limited

3.

Jurisdiction under which company is incorporated:

State of Nevada, U.S.A.

4.

Date on which company was incorporated:

October 20, 2003

5.

Registered Office:

Address:

Spencer House, The Valley, Anguilla, B.W.I.

Mailing Address:

P.O. Box 821, The Valley, Anguilla, B.W.I.

6.

Registered Agent:

Name:

Wigley & Associates Inc.

Address:

Spencer House, The Valley, Anguilla, B.W.I.

Mailing Address:

P.O. Box 821, The Valley, Anguilla, B.W.I.

7.

Share Capital: (please (Ö) appropriate box)

❒

No Par Value

☑

Par Value

❒

Both Par Value and No Par Value Shares

(a)

The classes and any maximum number of shares that the company is authorised to issue: 100,000,000 COMMON SHARES.

(b)

The aggregate par value of all shares and the par value of each share:

$0.0005.

(c)

The rights, privileges, restrictions and conditions attaching to each class of shares: ORDINARY.

(d)

If a class of shares can be issued in series, the authority given to the directors to fix the number of shares in, or to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of, each series:  N/A.

(e)

Restrictions, if any, on share transfers:

N/A

R.R.A. I20-1

International Business Companies Regulations

R.S.A. c. I20

8.

Restrictions, if any, on business the company may carry on:

Note: An International Business Company shall not carry on any business prohibited by section 3 of the International Business Companies Act.

9.

Amendments to the articles and by-laws that are to be effective upon registration of the articles of continuance:

Articles of Incorporation

None

By Laws

The By Laws dated November 21, 2003 are hereby repealed and replaced by the By Laws attached hereto which shall become effective from the date of registration of these Articles of Continuance pursuant to section 93(1)(b)(v) of the International Business Companies Act (c. I20)

10.

Other provisions, if any:

The Corporation shall only issue registered shares and shall not issue shares in bearer form.

11.

Date:

Signature:

Office Held:

_________________ 2006

Authorised Signatory

Wigley & Associates Inc.

Registered Agent

FOR REGISTRY USE ONLY

Company No:

Agent Code No:

Date Filed:

Received By:

___________